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                        [LETTERHEAD OF FAHN, KANNE & CO.]

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants of Red Sea Marineland Holding (1973)
Ltd., we hereby consent to the incorporation of our report included in FORM
10-K, into the Company's previously filed Registration Statement File No. 33-51023 and No. 55137.

                                                    /s/ Fahn, Kanne & Co.

                                                      Fahn, Kanne & Co.

                                             Certified Public Accountants (Isr.)

Tel-Aviv, Israel
March 25, 1999